POWER OF ATTORNEY With respect to holdings of and transactions in securities issued by Zentalis Pharmaceuticals, Inc. (the “Company”), the undersigned hereby constitutes and appoints Kimberly Blackwell, Cam Gallagher, Melissa B. Epperly and Andrea Paul, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned (a) Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (b) Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, and/or (c) Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock exchange or similar authority; and 3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act or Rule 144 under the Securities Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G, Forms 3, 4, and 5, and Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of August, 2022. Jan Skvarka

POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned (the “Filer”), hereby constitutes and appoints Melissa B. Epperly, Andrea Paul, Karen Pitzi and John Andrews as the Filer’s true and lawful attorneys-in-fact and agents and on the Filer’s behalf and in the Filer’s name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to submit a Form ID Application and/or Passphrase Update Application and/or Request to Convert from Paper to Electronic Filer with the U.S. Securities and Exchange Commission and to obtain access codes to file on EDGAR, and grants them full power and authority to do and to perform each and every act and thing requisite and necessary to be done as the Filer might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this ____ day of August, 2022. Jan Skvarka